UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
Indicate by check mark
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2026 (the “Effective Date”), Solaris Power Solutions, LLC, a Texas limited liability company (“Lessor”) and an indirect subsidiary of Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Company”), entered into a Master Equipment Rental Agreement (the “Agreement”) with Hatchbo, LLC, a Delaware limited liability company and an affiliate of an investment grade, global technology company and industry leader in the evolving artificial intelligence computing space (the “Customer”), pursuant to which Lessor has agreed to provide over 500 megawatts of power generation equipment (the “Equipment”) to support Customer’s power demand for artificial intelligence computing needs at its data centers.

The Agreement provides for an initial rental term (the “Initial Rental Term”) that is scheduled to commence on January 1, 2027 and continue for ten years or until Lessor and Customer enter into a separate, mutually agreeable power purchase or other similar agreement (a “PPA”), whichever occurs first. The Customer has the option to extend the Initial Rental Term for one additional five-year period (such additional period, if any, together with the Initial Rental Term, the “Rental Term”).

The Agreement commences on the Effective Date and continues until terminated in accordance with the terms therein. The Agreement may be terminated, in whole or in part, by the Customer for convenience upon 30 days’ prior written notice, provided there is no ongoing default by the Customer. In the event of such termination, the Customer is required to pay a termination payment equal to 50% of the remaining rental fees related to the Equipment impacted by such termination through the end of the Rental Term.

The Agreement provides that the parties will work together in good faith towards the negotiation of a PPA with a term that ends no earlier than the Rental Term, pursuant to which Lessor would, among other things, own, install, commission, operate, and maintain the Equipment and all associated balance of plant and other equipment or facilities, as well as perform engineering, site preparation and civil work in connection therewith.

The Agreement contains customary events of default, including failure of payment and performance of obligations. In connection with entry into the Agreement, the Customer’s parent entity (“Parent”) has provided a guaranty (the “Guaranty”). Parent’s liability under the Guaranty is capped at 50% of the total rental fees for the Initial Rental Term, and that cap will ratably decrease each year such that the amount of the Guaranty outstanding at any given time shall be no less than 50% of the future total rental fees through the Initial Rental Term.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Kyle S. Ramachandran
Name:	Kyle S. Ramachandran
Title:	President and Chief Financial Officer